SHARE PURCHASE AND DEBT RESTRUCTURE AGREEMENT

      This Share Purchase and Debt Restructure Agreement (this "Agreement") is dated and effective as of August 28, 2006 ("Effective Date") by and between Advanced Biotherapy, Inc. ("Company"), a Delaware corporation, and Richard P. Kiphart ("Noteholder") and made with respect to the facts set forth below.

                                 R E C I T A L S

      A. The Company desires to restructure its long-term and short-term debt by conversion of such debt into equity and to raise funds for working capital and possible acquisitions. The Noteholder desires to participate in and implement such debt restructure and capital raise as more specifically provided herein.

      B. As of the Effective Date, the Company had issued and outstanding the following principal amount of convertible debt and notes: (i) subordinated convertible debt due September 30, 2004 ("2000-2004 Convertible Notes") in the approximate aggregate principal amount of $7,805 as of June 30, 2006, (ii)
subordinated convertible pay-in-kind notes due June 1, 2006 ("2002-2006 Convertible Notes") in the approximate aggregate principal amount of $4,733,065 as of June 30, 2006, (iii) subordinated convertible pay-in-kind notes due September 30, 2007 ("2003-2007 Convertible Notes") in the approximate aggregate principal amount of $1,095,413, as of June 30, 2006, (iv) subordinated convertible pay-in-kind notes due September 30, 2009 ("2005-2009 Convertible Notes") in the approximate aggregate principal amount of $267,213 as of June 30, 2006, (v) term notes due June 30, 2006 in the approximate aggregate principal amount of $245,637, and (vi) demand promissory notes ("Demand Notes") in the approximate aggregate principal amount of $125,746 as of June 30, 2006. In addition, the Company had booked accrued salaries in the approximate aggregate amount of $200,000 ("Accrued Salary"), and certain other accounts payable ("Accounts Payable") as more specifically described herein. The 2002-2004 Convertible Notes, the 2002-2006 Convertible Notes, the 2003-2007 Convertible Notes and the 2005-2009 Convertible Notes are referred to herein collectively as the "Convertible Notes."

      C. The Company's 2002-2004 Convertible Notes and the 2002-2006 Convertible Notes have matured and the Company lacks funs to repay such indebtedness.

      D. The Noteholder together with Christopher Capps ("Capps") submitted a written, non-binding letter of intent dated May 23, 2006, to the Company ("May 23rd Proposal"). The May 23rd Proposal provides, among other terms, that the Noteholder would invest new capital in the Company and convert all of Noteholder's Convertible Notes and Demand Notes and in consideration thereof the Company would sell to Noteholder shares of Company common stock at a share price of One and One-Half Cents ($0.015) per share, and the Board of Directors would approve the reduction of the conversion price of all outstanding Company Convertible Notes and Demand Notes to One and One-Half Cents ($0.015) per share from the current conversion price in the range of $0.25 to $0.10 per share. The Noteholder requires as a condition to the transaction that all Company Convertible Notes, Demand Notes, Accrued Salary and certain Accounts Payable would be converted into Company common stock as more specifically provided herein. The May 23rd Proposal also provides that the Company would offer its stockholders the right to purchase shares of common stock at the same $0.015 per share price.


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

      E. The Special Committee of the Board of Directors of the Company ("Special Committee") was appointed to consider the May 23rd Proposal and negotiate with the Noteholder the terms of the May 23rd Proposal and this Agreement.

      F. The Noteholder has informed the Special Committee and the Board of Directors that, in the absence of the Company entering into this Agreement, he would declare a default under the 2002-2006 Convertible Notes, and seek to exercise all collection and other remedies.

      G. The Board of Directors, on behalf of the Company, has engaged an independent investment banking firm to render an opinion as to whether the consideration to be received by the Company in the transaction contemplated by this Agreement is fair, from a financial point of view, to the stockholders of the Company.

      NOW, THEREFORE, in consideration of the foregoing Recitals and for the mutual covenants contained herein, the parties agree as follows:

      ARTICLE 1. TRANSACTION.

      The "Transaction" means collectively all the transactions described in this Article 1. The Transaction and all parts thereof shall be subject to the terms and conditions of this Agreement.

      1.1 Sale and Purchase of Shares of Company common stock. Noteholder hereby subscribes for and contributes, and, may, in Noteholder's discretion, cause Capps, certain family members of Noteholder and prospective board members (collectively "related persons"), if any, to subscribe for and contribute, to the Company the aggregate sum of $6,500,000.00 (collectively, "New Capital") for shares of Company common stock at a share price of One and One-Half Cents ($0.015) per share of Company common stock ("New Shares"). The New Capital shall be paid by wire transfer to the Company in accordance with the following payment terms: (i) on or before the First Closing Date, Noteholder shall pay to the Company an amount equal to One Million One Hundred Thousand Dollars ($1,100,000.00) ("First Payment") to acquire 73,333,333 New Shares. The balance of the New Capital shall be paid to the Company concurrently with (but no later than one (1) business day after) the filing with the Secretary of State of the State of Delaware ("Delaware Secretary of State") of the Amendment to Certificate as provided in Section 1.6 below. Upon receipt of the New Capital, the Company promptly shall arrange to deliver to Noteholder by appropriate certificates or other instruments satisfactory to Noteholder the appropriate amount of New Shares purchased pursuant to this Section 1.1. Upon payment of the entire New Capital, the Noteholder immediately thereafter will hold a majority of the issued and outstanding shares of Company common stock.


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

      1.2 Adjustment of Conversion Price of Convertible Notes. The Company hereby agrees to adjust the conversion price of all outstanding Convertible Notes (including the outstanding 2000-2004 Convertible Notes that have matured) and the Demand Notes to One and One-Half Cents ($0.015) per share of Company common stock, and such adjustment to the conversion price shall be recorded on the books and records of the Company as well as pursuant to a written notice promptly delivered by the Company to all such holders of Convertible Notes and Demand Notes.

      1.3 Conversion of Noteholder's Convertible Notes and Demand Notes. Section
1.3 of the Company Disclosure Schedule contains a correct and complete list of the Convertible Notes, Demand Notes and other loans held by or made by Noteholder as of July 31, 2006. Subject to the Company filing the Amendment to Certificate with the Delaware Secretary of State, the Noteholder shall convert all of his Convertible Notes, owned of record or beneficially, into shares of Company common stock at the adjusted conversion price of One and One-Half Cents ($0.015) per share.

      1.4 Conversion by Other Debtholders. As a condition to the First Closing described in Section 5.2(d) below, the holders of Convertible Notes, Demand Notes, Accrued Salary and Accounts Payable (other than Noteholder and his affiliates) identified in the Company Disclosure Schedule, shall exchange the entire principal amount, together with accrued interest thereon, into shares of Company common stock at the exchange price of One and One-Half Cents ($0.015) per share of Company common stock, all as of the First Closing Date. The shares of Company common stock to be issued by the Company upon conversion of such Convertible Notes, Accrued Salary and Accounts Payable listed in Section 2.2 of the Company Disclosure Schedule are referred to herein as the "Other Debtholder Shares."

      1.5 Stockholder Rights Offering. Promptly after the First Closing, the Company shall commence to prepare a registration statement ("Registration Statement") for shares of Company common stock to be offered to the Company's stockholders pursuant to a stockholder rights offering ("Rights Offering"), excluding the Noteholder, Capps and related persons, at a price of One and One-Half Cents ($0.015) per share. The Rights Offering will provide that each stockholder shall have the right to purchase up to ten (10) shares of Company common stock for each one (1) share then held by such stockholder at $0.015 per share. Subject to the filing of the Amendment to Certificate in accordance with this Agreement, the Company will file with the Securities and Exchange Commission ("SEC") the Registration Statement, all as more specifically described in Section 4.2 hereof. The Company will use its commercial best efforts to register the Other Debtholder Shares (except such shares as may be transferred pursuant to Rule 144 of the Securities Act) as part of the Registration Statement.


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

      As an inducement to the Company to issue the New Shares to Noteholder, for a period of one (1) year from the Closing Date ("Restrictive Period"), Noteholder shall not approve or agree to, and shall not permit the Company or any affiliate to approve or agree to, (i) a merger or consolidation of the Company unless the Company shall be the surviving corporation, or (ii) any transaction which gives rise to appraisal rights under Delaware law to any stockholders of the Company, and (iii) effect an exchange, reclassification or cancellation of all or part of the shares of Company common stock including a reverse stock split; provided, the Special Committee may, in its sole discretion, approve the shortening of the Restrictive Period so long as the Registration Statement Effective Date (as defined herein) shall have occurred, the Rights Offering shall have expired, and all shares purchased in that offering shall have been registered by the Company; provided, further, a majority of the disinterested stockholders may approve the shortening of the Restrictive Period, whether or not the Special Committee has so approved.

      1.6 Post-Closing Transactions. Following the First Closing, the Noteholder agrees to take the following actions:

      (i) Promptly approve by written consent ("written consent"), as a controlling stockholder of the Company along with one or more other stockholders who together with the Noteholder hold in the aggregate a majority of the then issued and outstanding shares of Company common stock, an amendment to the Company's Certificate of Incorporation that would increase the authorized shares of common stock of the Company from 200,000,000 to 2,000,000,000 shares of Company common stock ("Amendment to Certificate");

      (ii) Cause the Company to prepare and file with the SEC an Information Statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended ("Exchange Act") regarding the written consent to approve the Amendment to Certificate, and cause the Information Statement to be mailed to the Company's stockholders in accordance with the rules and regulations of the SEC;

      (iii) Subject to expiration of the 20-day Information Statement notice period to stockholders, cause the Company to file the Amendment to Certificate with the Delaware Secretary of State;

      (iv) Approximately one (1) month following the Closing and so long as the Company shall have received the entire amount of New Capital payable pursuant to
Section 1.1, vote as the majority stockholder of the Company to reconstitute the Board of Directors of the Company so that the Board of Directors will be comprised of at least seven (7) directors, of which the Noteholder shall nominate and appoint at least four (4) directors and nominate and elect the three (3) members of the Special Committee (as described in Section 7 hereof) to the Board of Directors; and

      (v) Cause the Company to secure directors and officers liability insurance in a policy amount agreed upon by the Noteholder upon consultation with the Special Committee, subject to commercially reasonable premiums and other terms.

      1.7 Grant of Stock Options/Amendment to Termination Period for Option Exercise. Concurrently herewith, the Board of Directors has approved, and the Company hereby approves: (i) the grant ("new grant") of stock options to directors, advisory board members and certain consultants for services rendered during 2006 and other future services for the benefit of the Company as mutually approved by the Special Committee and the Noteholder, and (ii) for each stock option and warrant held by a director serving on the Board of Directors as of the Effective Date that provides by its terms for an exercise period of less than one (1) year from the date of termination of such person's services as a director, consultant or employee of the Company, such option and warrant shall be amended to provide for the exercise thereof for a period of one (1) year from the date of termination of such person's services as a director, consultant or employee. The new grant will be subject to the filing of the Amendment to Certificate in accordance with this Agreement.

      1.8 Closing. The term "First Closing" means the date the Company receives the First Payment pursuant to Section 1.1. The term "Second Closing" means the date on which the Amendment to Certificate shall be filed with the Delaware Secretary of State in accordance with this Agreement. The term "Closing" means the consummation of the transactions described in Sections 1.1, 1.2, 1.3, and
1.4 that are by their terms to occur at the First Closing and the Second Closing, respectively. The terms "First Closing Date" and "Second Closing Date" means the date upon which the First Closing and the Second Closing occur, respectively, and the "Closing Date" means the date on which the Closing occurs. All transactions and deliveries at the Closing shall be deemed to have occurred simultaneously.

      ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      Except in each case as publicly disclosed by the Company in the Company SEC Reports (as defined below) filed prior to the date hereof or as set forth on the Disclosure Schedule delivered by the Company to Noteholder and made a part of this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Noteholder as follows:

      2.1. Organization and Qualification; Subsidiaries. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company has heretofore delivered to Noteholder accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of the Company. The Company is not in violation of its Certificate of Incorporation or Bylaws. The Company has no subsidiaries. The Company is duly qualified and in good standing in Delaware and California.


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

      2.2. Capitalization of the Company.

      (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of preferred stock, $0.001 par value per share, which are blank check preferred stock without designation, none of which are issued and outstanding; and (ii) 200,000,000 shares of common stock, $0.001 par value per share, 54,348,346 of which are issued and outstanding as of August 1, 2006. All of the outstanding shares of Company common stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. Section 2.2A of the Company Disclosure Schedule contains a correct and complete list of all holders (excluding Noteholder and his affiliates) of Convertible Notes, Accrued Salary and Accounts Payable as of June 30, 2006, along with the current balance thereon as of June 30, 2006. The Company will notify Noteholder promptly upon becoming aware that any Company account payable has been omitted from the Company Disclosure Schedule. Section 2.2B of the Company Disclosure Schedule identifies, as of July 31, 2006, the holders of outstanding Company stock options and warrants, and the number of shares of Company common stock issuable upon the exercise of such stock options and warrants. As of the date hereof, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of capital stock of the Company. Section 2.2C of the Company Disclosure Schedule contains a list of agreements to which the Company is a party relating to the registration of any shares of capital stock of the Company.

      2.3. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been recommended by the Special Committee and duly and validly authorized and recommended by the Board of Directors of the Company. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by Noteholder, constitutes a valid, legal and binding agreement of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      2.4. SEC Reports; Financial Statements. The Company has filed all required forms, reports and documents with the SEC for the periods on or after January 1, 2004 (such filings, along with any other filings made by the Company pursuant to the Exchange Act (as defined below) are hereinafter referred to as "Company SEC Reports"), each of which has complied in all material respects with all applicable requirements of the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading. The financial statements of the Company included in the Company SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended, except, in the case of unaudited interim financial statements, for normal year-end audit adjustments and the fact that certain information and notes have been condensed or omitted in accordance with the applicable rules of the SEC.

      2.5. Consents and Approvals; No Violations.

      (a) Except as set forth in Section 2.5 of the Company Disclosure Schedule, and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act of 1933, as amended ("Securities Act"), the Exchange Act, state securities or blue sky laws, no filing with or notice to and no permit, authorization, consent or approval of any court, arbitrator or tribunal, or administrative governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not reasonably be expected to have a Company Material Adverse Effect. The term "Company Material Adverse Effect" shall mean any change or effect that, individually or in the aggregate, is or is reasonably likely to be materially adverse to the business, assets, operations, results of operations, or financial condition of the Company, taken as a whole other than any changes or effects arising out of (i) general economic conditions, (ii) the financial markets and (iii) the entering into or the public disclosure of this Agreement or the transactions contemplated hereby.

      (b) Except as set forth in Section 2.5 of the Company Disclosure Schedule, neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will
(i) conflict with or result in any breach of any provision of its Certificate of Incorporation or Bylaws of the Company, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default under any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which it or any of its respective properties or assets may be bound (each a "Material Contract") or (iii) to the Company's knowledge, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, except, in the case of (ii) or (iii), for violations, breaches or defaults which would not reasonably be expected to have a Company Material Adverse Effect.

      2.6. No Default. Except as set forth in Section 2.6 of the Company Disclosure Schedule, to the Company's knowledge, the Company is not in breach, default or violation of any term, condition or provision of (a) any Material Contract or (b) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company, except, in the case of (a) and (b), for violations, breaches or defaults that would not reasonably be expected to have a Company Material Adverse Effect.

      2.7. Absence of Changes. Except as set forth in Section 2.7 of the Company Disclosure Schedule and except for this Agreement and the transactions contemplated hereby, since June 30, 2006, there have not been: (i) any events or changes with respect to the Company that would reasonably be expected to have a Company Material Adverse Effect or that are outside the ordinary course of business; (ii) any amendment to the Certificate of Incorporation or Bylaws of the Company; (iii) any sale or transfer of any material portion of its assets or of any material asset; (iv) pledge of any of its assets or otherwise permitted any of its assets to become subject to any lien; (v) any commencement or settlement of material legal proceedings; (vi) any action taken by a Governmental Entity which affects, in any material respect, the business of the Company, except, in the case of each of the foregoing clauses (i) through (vi), as expressly contemplated by this Agreement.


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

      2.8. Litigation. Except as set forth in Section 2.8 of the Company Disclosure Schedule, to the Company's knowledge, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its respective properties or assets before any Governmental Entity which could reasonably be expected to have a Company Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement. The Company is not subject to any outstanding order, writ, injunction or decree of any Governmental Entity that could reasonably be expected to have a Company Material Adverse Effect or would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated hereby.

      2.9. Employee Benefit Plans; Labor Matters. Section 2.9 (a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, savings, profit-sharing, retention, severance and other material fringe or employee benefit plans, programs or arrangements maintained or contributed to by the Company for the benefit of or relating to any employee of the Company,

      2.10. Intellectual Property.

      (a) Section 2.10(a) of the Company Disclosure Schedule sets forth a complete list of: (i) the Company's patents, trademarks, service marks, trade names, trade secrets, copyrights and other intellectual property rights (generally "IP Rights") and all registrations and applications for registration of IP Rights, and all material unregistered IP Rights; (ii) within one (1) year prior to the Effective Date any patent applications or rights to submit any such patent application, for IP Rights assigned by the Company or otherwise abandoned; and (iii) licenses and other contracts relating to IP rights granted by or to the Company.

      (b)  Except as set forth on  Section  2.10(b)  of the  Company  Disclosure
Schedule:  (i) no  litigation  is pending and no claim has been made against the
Company: (A) alleging that any IP Right infringes or misappropriates any IP Rights owned by others; or (B) challenging the title, inventorship, validity, enforceability, or alleging misuse, of any IP Right owned by Company; and (ii) the Company has not asserted any claim of infringement, misappropriation or misuse by any Person of any IP Rights owned by the Company.

      2.11. Brokers. No broker, finder or investment banker (other than Gemini Partners) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

      ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF NOTEHOLDER.

      Except as set forth on the Disclosure Schedule delivered by the Noteholder to the Company (the "Noteholder Disclosure Schedule"), Noteholder hereby represents and warrants to the Company as follows:

      3.1. Authority Relative to this Agreement. Noteholder has all necessary power and authority to execute and deliver this Agreement and to perform his obligations hereunder. Noteholder has taken all necessary action required for the execution, delivery and performance of this Agreement by Noteholder and the consummation by Noteholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Noteholder and, assuming due authorization, execution and delivery by the Company, constitutes a valid, legal and binding agreement of Noteholder enforceable against Noteholder in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      3.2. Information Supplied. None of the information supplied by Noteholder for inclusion in the Registration Statement for the Stockholder Rights Offering will, at the time that the related prospectus is mailed to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Noteholder with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

      3.3. Consents and Approvals; No Violations. Except for the Schedule 13D (as defined in Section 4.2(b) hereof), no filing by the Noteholder with or notice to, and no permit authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Noteholder of this Agreement or the consummation by Noteholder of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Noteholder nor the consummation by Noteholder of the transactions contemplated hereby will (a) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default under any of the terms, conditions or provisions of any material note, lease, license, contract, agreement or other instrument or obligation to which Noteholder s a party and which contemplates a payment from Noteholder, or (b) to Noteholder's knowledge, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Noteholder.

      3.4. Ownership of Securities. As of the date hereof, Noteholder (including his affiliates and associates as such terms are defined under the Exchange Act), beneficially owns, directly or indirectly, or is party to an agreement, arrangement or understanding (other than this Agreement) for the purpose of acquiring, holding or disposing of, in each case, the shares of Company common stock, as set forth in Section 3.4 of the Noteholder Disclosure Schedule. Noteholder has not assigned or granted any other person any interest in the Convertible Notes, Demand Notes or other Company securities registered in his name or otherwise held beneficially by him.

      3.5. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Noteholder.

      3.6. No Additional Representations; Investigation by Noteholder.

      (a) In entering into this Agreement, Noteholder has not been induced by, or relied upon, any representations, warranties or statements by the Company not set forth or referred to in this Agreement or the Company Disclosure Schedule, whether or not such representations, warranties or statements have actually been made, in writing or orally.

      (b) Noteholder has conducted his own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and has reviewed the Company SEC Reports. In entering into this Agreement, Noteholder has relied solely upon the items set forth in clause (a) above of this Section 3.6 and his own investigation and analysis, and Noteholder:

            (i) acknowledges that, other than as set forth in this Agreement, or the Company Disclosure Schedule, none of the Company or any of its directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Noteholder or his agents or representatives;

            (ii) agrees, to the fullest extent permitted by law (except with respect to fraud), that none of the Company, or any of its respective directors, officers, employees, stockholders, affiliates, agents or representatives shall have any liability or responsibility whatsoever to Noteholder on any basis (including without limitation in contract, tort or otherwise) based upon any information provided or made available, or statements made, to Noteholder in connection with this Agreement; and

      (c) acknowledges that, as of the date hereof, he has no knowledge of any representation or warranty of the Company being untrue or inaccurate in any Material Respect.


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

      3.7. Investment Representations.

      (a) Noteholder is acquiring the New Shares and the Conversion Shares (collectively "Securities") solely for his own account as an investment and not with a view to any distribution or resale thereof in violation of the Securities Act. Noteholder has been advised that the Securities have not been registered under the Securities Act or under the provisions of any state securities or "blue sky" law. Noteholder, by accepting the Securities, agrees and acknowledges that he will not directly or indirectly offer, transfer, sell, assign, pledge, encumber, hypothecate or dispose of any of such Securities (or to solicit any offers to purchase or otherwise acquire or take a pledge of any of the Securities) unless such offer, transfer, sale, assignment, pledge, encumbrance, hypothecation or other disposition is made (i) pursuant to an effective registration statement under the Securities Act and in compliance with all applicable state securities or "blue sky" laws or (ii) pursuant to an available exemption from registration under, or otherwise in compliance with, the Securities Act and all applicable state securities or "blue sky" laws.
Noteholder understands and agrees that in the case of a transfer or other disposition made pursuant to clause (ii) above, each purchaser of Securities shall be required to provide to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that registration under the Securities Act is not required and that qualification or registration under any such state securities laws and regulations is not required (or that any applicable state qualification or registration requirements have been satisfied in full).

      (b) Noteholder is a director of the Company and an "accredited investor" (as such term is defined in Rule 501 of Regulation D of the Securities Act). The financial situation of Noteholder is such that he can afford to bear the economic risk of holding the unregistered Securities for an indefinite period of time. Noteholder can afford to suffer the complete loss of his investment in the Securities. The knowledge and experience of Noteholder in financial and business matters is such that he is capable of evaluating the risk of the investment in the Securities. Noteholder acknowledges that he has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company, and receive answers thereto, as Noteholder has deemed necessary in connection with his decision to purchase the Securities, and that no representation or warranties, express or implied, are being made by the Company with respect to the Company or the Securities, other than those expressly set forth herein.

      (c) Noteholder has been further advised and understands that a limited trading market and illiquid public market now exists for the Securities issued by the Company and that a viable public market may never exist for the Securities.

      3.8.  Permitted  Securities  Legends.  The  certificates  representing the
Securities  shall  bear  a  legend   evidencing  such  restriction  on  transfer
substantially in the following form:

      "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 (the "Act") or the securities laws of any state. The shares may not be transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Act is in effect or (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the corporation, to the effect that such registration is not required under the Act or the securities laws of any state."

The certificates representing the Securities also shall bear legends required or necessitated by law.

                  ARTICLE 4. COVENANTS.

      4.1. Conduct of Business. The parties acknowledge that because of a lack of capital during 2006, the Company has substantially curtailed its operations and research and development. Except as expressly set forth in this Agreement or as consented to in writing by Noteholder, during the period from the Effective Date to the Closing or termination of this Agreement if applicable, the Company shall not undertake any actions inconsistent with its business practices during 2006.

      4.2. Preparation of the Registration Statement; Schedule 13D Filing.

      (a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and file with the SEC the Registration Statement on Form SB-1 (or comparable form) to effect the registration under the Securities Act of the Other Debtholder Shares and the shares of Company common stock to be offered to stockholders pursuant to the Stockholder Rights Offering (excluding shares held by Noteholder and his affiliates) in accordance with the terms and provisions set forth in Addendum A affixed hereto captioned "Registration Provisions" and made a part hereof. Company shall obtain and furnish the information required to be included in the Registration Statement and shall respond promptly to any comments made by the SEC with respect to the Registration Statement and cause the prospectus contained in the Registration Statement to be disseminated to the Company's stockholders at the earliest practicable date. Noteholder shall cooperate in the preparation of the Registration Statement and shall as soon as reasonably practicable after the date hereof furnish the Company with all information for inclusion in the Registration Statement as the Company may reasonably request. The Company agrees, as to information with respect to the Company, its officers, directors, stockholders and subsidiaries contained in the Registration Statement, and Noteholder agrees, as to information with respect to Noteholder and his affiliates contained in the Registration Statement that such information, at the date the prospectus contained in the Registration Statement is disseminated (as amended or supplemented) to the Company stockholders, and will not be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Noteholder and his counsel shall be given the opportunity to review the Registration Statement and all amendments or supplements thereof prior to their being filed with the SEC. The Company will advise Noteholder, promptly after it receives notice thereof, of the time when the Registration Statement has been declared effective by the SEC or any request by the SEC for an amendment of the Registration Statement or comments from the SEC thereon and proposed responses thereto or requests by the SEC for additional information and Company shall furnish copies to Noteholder. The Company, on the one hand, and Noteholder, on the other hand, agree to promptly correct any information provided by either of them for use in the Registration Statement, if and to the extent that it shall have become materially false or misleading, and the Company further agrees to take all steps reasonably necessary to cause the Registration Statement as so corrected to be filed with the SEC and to use all reasonable efforts to cause the prospectus contained in the Registration Statement to be disseminated to the Company's stockholders, in each case, as and to the extent required by applicable laws.

      (b) Concurrently with the Closing, Noteholder and his affiliates (to the extent required by law) shall prepare and file with the SEC, together with the Company, a Rule 13d-1 Statement on Schedule 13D (together with all supplements and amendments thereto, the "Schedule 13D") with respect to the transactions contemplated by this Agreement. The Company shall promptly furnish to Noteholder all information concerning the Company as may reasonably be requested in connection with the preparation of the Schedule 13D. In any such event, Noteholder shall take all reasonable steps necessary to cause the Schedule 13D as so supplemented, updated or corrected to be filed promptly with the SEC. Noteholder agrees to provide the Company and its counsel with copies of any comments that Noteholder or its counsel may receive from the staff of the SEC promptly after receipt thereof.

      4.3. Access to Information; Confidentiality. The Company shall afford Noteholder and his representatives reasonable access during normal business hours during the period prior to the Closing to all its books, contracts, agreements, commitments, returns, personnel and records and, during such period, the Company shall furnish promptly to Noteholder, (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Noteholder may reasonably request.

      4.4. Reasonable Efforts; Notification. Upon the terms and subject to the conditions set forth in this Agreement, each of the Company and Noteholder agree to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation (i) the making of all necessary applications, registrations and filings (including filings with Governmental Entities, if any), (ii) the obtaining of all necessary consents, approvals or waivers from Governmental Entities and other third parties, (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and (iv) the defending of any lawsuits or other legal proceedings, judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby or thereby, including the using of all reasonable best efforts necessary to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby.

      4.5. Indemnification, Exculpation and Insurance.

      (a) The Company's Certificate of Incorporation and the Bylaws on the date of this Agreement contain provisions with respect to indemnification and exculpation from liability. Such provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Closing were directors, officers, employees or agents of the Company, unless such modification is required by law.

      (b) After the Closing, the Company shall indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to) each person who is or has been prior to the date hereof or who becomes prior to the Closing an officer, director, employee or agent of the Company (the "Indemnified Persons") against (a) all losses, claims, damages, costs, expenses (including, without limitation, counsel fees and expenses), settlement payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer, director, employee or agent of the Company whether or not pertaining to any matter existing or occurring at or prior to the Closing and whether or not asserted or claimed prior to or at or after the Closing ("Indemnified Liabilities") and (b) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law or under the Company's Certificate of Incorporation or Bylaws, or any agreement with the Company. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 4.5(b) shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.5(b) and may specifically enforce its terms. This Section 4.5(b) shall not limit or otherwise adversely effect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or Bylaws.

      (c) For six years from the Closing, Noteholder shall cause the Company to maintain in effect directors' and officers' liability insurance for current and former officers and directors of the Company who were covered by the directors' and officers' liability insurance policy referred to in Section 1.6(iii) above ("Company's Insurance Policy") on terms no less favorable to such indemnified parties than the terms of such Company Insurance Policy and providing coverage with respect to matters occurring on or prior to the Closing, to the extent that such coverage can be maintained at an annual net cost to the Company of not greater than 175% of the annual premium for the Company's Insurance Policy and, if such coverage cannot be so maintained at such cost, providing as much of such insurance as can be so maintained at a net cost equal to 175% of the annual premium for the Company's Insurance Policy.

      (d) The  obligations  of the  Company  and  Noteholder  contained  in this
Section 4.5 shall be binding on the successors and assigns of Noteholder and the Company. If the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provisions shall be made so that the successors and assigns of the Company as the case may be, shall assume the obligations set forth in this Section 4.5.

      4.6. Fees and Expenses. If the Transaction is not consummated or the Closing does not occur, all reasonable costs and expenses incurred by the Company and by Noteholder in connection with this Agreement and the transactions contemplated hereby shall be paid by the Noteholder. Otherwise the Company shall pay all such reasonable costs and expenses.

      4.7. Public Announcements. Noteholder, on the one hand, and the Company, on the other hand, will not issue any press release or other public statements with respect to the transactions contemplated by this Agreement, without first obtaining the prior consent of the other party; provided, however, in the event of any press release that may be required by applicable law or court process, or the NASDAQ, the parties will use reasonable best efforts to consult with each other before issuing, and to provide each other the opportunity to review and comment upon, any such press release or other public statement.

      ARTICLE 5. CONDITIONS PRECEDENT.

      5.1. Conditions to Each Party's Obligations to Effect the Transaction. The respective obligation of each party to effect the Transaction is subject to the satisfaction or waiver on or prior to the First Closing Date and the Second Closing Date, respectively, of the following conditions:

      (a) No Injunctions or Restraints. No litigation brought by a Governmental Entity shall be pending, and no litigation shall be threatened by any Governmental Entity, which seeks to enjoin or prohibit the consummation of the Transaction, and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transaction shall be in effect.

      5.2. Additional Conditions to Obligations of Noteholder. The obligations of Noteholder to effect the Transaction are also subject to the satisfaction or waiver on or prior to the First Closing Date and the Second Closing Date, respectively, of the following conditions:

      (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all Material Respects as of the date of this Agreement and shall be true and correct in all Material Respects as of the First Closing Date and Second Closing Date, respectively, as though made on and as of the First Closing Date and the Second Closing Date (provided that those representations and warranties which address matters only as of a particular date shall remain true and correct in all Material Respects as of such date).

      (b) Agreements and Covenants. The Company shall have performed or complied in all Material Respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the First Closing Date and the Second Closing Date, respectively.

      (c) Certificates and Other Deliveries. The Company shall have delivered, or caused to be delivered, to Noteholder (i) a certificate of good standing from the Delaware Secretary of State and of comparable authority in other jurisdictions in which the Company is qualified to do business stating that each is a validly existing corporation in good standing; and (ii) duly adopted resolutions of the Board of Directors of the Company approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, certified by the Secretary of the Company.

      (d) Consent by Debt Holders to Conversion. In accordance with Section 1.4 hereof, the Company shall have delivered or caused to be delivered to Noteholder the consents to convert all Company debt held by the holders of Convertible Notes, Demand Notes, Accrued Salary and Accounts Payable as more specifically listed on Schedule 2.2A of the Company Disclosure Schedule (except for Noteholder and his affiliates, and except for the sole holder of the Company's 2000-2004 Convertible Notes).

      (e) Resignation of Directors. In accordance with Section 1.6 hereof, the Company will request that the directors, as designated by Noteholder, submit written resignations to become effective upon nomination and election by Noteholder as the majority stockholder of the new directors pursuant to Section 1.6.

      5.3. Additional Conditions to Obligations of the Company. The obligations of the Company to effect the Transaction are also subject to the satisfaction or waivers on or prior to the Closing Date of the following conditions:

      (a) Representations and Warranties. The representations and warranties of the Noteholder set forth in this Agreement shall be true and correct in all Material Respects as of the date of this Agreement and shall be true and correct in all Material Respects as of the Closing Date as though made on and as of the Closing Date.

      (b) Agreements and Covenants. Noteholder shall have performed or complied in all Material Respects with all agreements and covenants required by this Agreement to be performed or complied with by him on or prior to the Closing Date.

      (c) Financing of Noteholder in Place. As of the Effective Date, Noteholder shall have, and shall have provided the Company with satisfactory evidence of the availability of, funds sufficient for the payment of the New Capital and performance of Noteholder's obligations with respect to the transactions contemplated by this Agreement.

      (d) Fairness Opinion. The Board of Directors of the Company shall have received an opinion satisfactory to it from Gemini Partners as to the fairness, from a financial point of view, of the total consideration to be received by the Company as contemplated by this Agreement, to the Company's stockholders.

      ARTICLE 6. TERMINATION, AMENDMENT AND WAIVER.

      6.1. Termination. This Agreement may be terminated at any time prior to the Closing:

      (a) by mutual written consent of Noteholder and Company, if (with respect to the Company) the Board of Directors of Company so determines by the affirmative vote of a majority of the members of its Board of Directors;

      (b) by Noteholder (provided that Noteholder is not then in Material Breach, as defined in this Section 7.1, of any representation, warranty, covenant or other agreement contained herein), upon a Material Breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, continuing thirty (30) days following notice to the Company of such breach or untruth;

      (c) by the Company (provided that the Company is not then in Material Breach of any representation, warranty, covenant or other agreement contained herein), upon a Material Breach of any representation, warranty, covenant or agreement on the part of Noteholder set forth in this Agreement, or if any representation or warranty of Noteholder shall have become untrue, in either case continuing thirty (30) days following notice to Noteholder of such breach or untruth;

      (d) by either Noteholder or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the
Transaction and such order, decree or ruling or other action shall have become final and nonappealable;

      For purposes of Sections 6.1(b) and (c), "Material Breach" shall mean (i) when used in connection with a representation, warranty, covenant or agreement made by the Company or Noteholder, as the case may be, set forth in this Agreement which is qualified by materiality or by Company Material Adverse Effect), any breach of such representation, warranty, covenant or agreement; and
(ii) when used in connection with a representation, warranty, covenant or agreement made by the Company or Noteholder, as the case may be, set forth in this Agreement that is not so qualified by materiality or by Company Material Adverse Effect, as the case may be, a breach of such representation, warranty, covenant or agreement in any Material Respect.

      6.2. Effect of Termination. In the event of termination of this Agreement by either the Company or Noteholder as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Noteholder or the Company or their respective officers or directors, except as set forth in Section 4.6 and Articles 7, 8 and 9 which shall survive termination and except to the extent that such termination results from the willful breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

      ARTICLE 7. SPECIAL COMMITTEE.

      The Board of Directors of the Company has determined that it is in the best interest of the Company to form the Special Committee and has constituted and appointed the Special Committee.

      7.1. Purpose. The purpose of the Special Committee (the "Special Committee") is to oversee, monitor, and enforce compliance of this Agreement by Noteholder and the Company. Noteholder acknowledges that upon his becoming the holder of a majority of the issued and outstanding shares of Company common stock and so long as he controls a majority of such shares, he would have the power to nominate and elect a majority of the directors of the Company and thereby influence and affect the compliance of this Agreement by the Company and himself.

      In discharging its responsibilities hereunder, the Special Committee is empowered (i) to review and discuss with management the compliance by the Company and Noteholder of their respective obligations set forth in this Agreement, (ii) to investigate review and analyze any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, (iii) to engage such advisers including, but not limited to, attorneys, accountants or other consultants (collectively, "professionals") as the Special Committee shall deem necessary or desirable to assist it in the discharge of its responsibilities including, without limitation, enforcement of this Agreement as well exercise of all legal and equitable remedies of the Company as to the Noteholder, (iv) to modify or amend any provision of this Agreement as the Special Committee deems reasonable or appropriate and in the interest of the Company's stockholders, in the Committee's sole discretion, (v) to execute in the name of and on behalf of the Company any agreement, certificate, instrument or document to be delivered by the Company in connection with this Agreement, and (vi) to take such other actions as it deems necessary or appropriate to assure compliance by the Company and Noteholder of this Agreement. The Company shall be responsible for, and the Noteholder shall cause the Company to pay, the fees and expenses of any such attorneys, accountants and other consultants that may be retained by the Special Committee. No member of the Special Committee shall have any responsibility or obligation for payment of the fees and expenses of such professionals so retained by the Special Committee.

      In carrying out its responsibilities, the Special Committee is not providing any expert or special assurance as to the Company or any professional certification as to any outside professional's work. The determinations made by the Special Committee and dealings with the Noteholder and the Company shall be final, shall not be subject to review by the Board of Directors and shall in all respects be binding upon the Company. The officers, agents, and employees of the Company are authorized to assist the Special Committee and to provide it with all information and documents that it requests with respect to the subject matter of this Agreement.


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

      Upon request of the Special Committee, the Noteholder agrees to provide to the Special Committee reasonable evidence of the compliance by the Noteholder and/or the Company of his/its obligations set forth in this Agreement.

      7.2. Membership. The Special Committee shall be comprised of three (3) members of the Board, except as otherwise provided herein. The initial members of Special Committee shall be Thomas J. Pernice, Dr. Joseph Bellanti and Keith Gregg, each of whom shall serve until his successor is appointed as provided hereunder, he resigns or ceases to be a member of the Board of Directors. Noteholder hereby agrees to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, an annual or special meeting of stockholders of the Company to vote all shares of Company common stock owned or held of record, directly or indirectly, by Noteholder at any such annual or special meeting in favor of, or take all actions by written consent in lieu of any such meeting necessary, to ensure that the individuals designated above as comprising the Special Committee shall be and are elected as members of the Company's Board of Directors and to otherwise effect the intent of this Article 7. In addition Noteholder agrees to vote all shares of Company common stock owned or held of record, directly or indirectly, by Noteholder upon any other matter arising under this Agreement submitted to a vote of the stockholders of the Company in a manner so as to implement the terms of this Agreement.

      In the event of a vacancy created on the Special Committee at any time by the death, disability or resignation or otherwise a vacancy shall occur, then the remaining members of the Special Committee may (but without any obligation to do so) appoint a then existing director of the Company to serve on the Special Committee so that the Committee shall be comprised of three (3) members. Notwithstanding the foregoing sentence, the remaining members of the Special Committee may continue to take all actions on behalf of the Special Committee regardless of any such vacancy.

      7.3. Termination of Special Committee. The Special Committee is authorized to continue in existence until the earlier of such time as (i) the Special Committee shall recommend its dissolution to the Board of Directors, or (ii) the Company's and Noteholder's satisfaction of all of their respective obligations hereunder, which with respect to the stockholder's Rights Offering contemplated by this Agreement means that the Company's Registration Statement shall have been declared effective by the SEC ("Registration Statement Effective Date"), and either (A) such offering shall have expired by reason of no subscriptions received by the Company in accordance with the terms of the Rights Offering, or
(B) the Company shall have accepted all subscriptions made in accordance with the terms of the Rights Offering and issued all shares of Company common stock required in connection with such exercise and subscriptions.

      7.4. Indemnity. The Company shall indemnify and hold harmless each member of the Special Committee against any loss, liability, claim or expense, including, without limitation, attorneys' fees, arising out of or in connection with such member's participation or service on the Special Committee or action or inaction with respect thereto, including, without limitation, the costs and expenses of defending himself against any such loss, liability, claim or expense relating to or arising from any claims, demands or lawsuits by a stockholder of the Company or by the Noteholder against such member or the Special Committee.


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

      ARTICLE 8. RELEASE.

      8.1. Release. Effective upon Closing hereunder, Noteholder, for himself, his heirs, successors and assigns and for others who may claim through them, hereby releases and forever discharges the Company, its officers, directors, agents and representatives of and from all claims, demands, damages, liabilities, actions, causes of actions, suits, obligations, costs, expenses, agreements, contracts and promises (in law and in equity) or the like and whether known or unknown (collectively the "Claims"), of any description, kind or nature and whether by act or omission relating directly or indirectly to (i) the conduct and management of the Company and its business, (ii) the discharge of statutory and common law fiduciary duties with respect to the Company and its stockholders prior to Closing, and (iii) the negotiation, execution and performance of this Agreement. The Claims shall exclude (the "Exclusions") (i) claims or causes of action made or brought prior to the Closing relating to any material breach by the Company of this Agreement between the date hereof and the Closing; (ii) claims or causes relating to this Agreement and the negotiation, execution and performance thereof; and (iii) claims and causes of action arising directly from actual fraud, intentional misconduct, or a knowing, material violation of law by the person against whom such claim is made or against whom such cause of action is alleged.

      8.2. General Release. In furtherance of the intention that this Release be a full and final accord and satisfaction and release of the Claims, subject only to the Exclusions and the obligations of the Company set forth in this Agreement, Noteholder acknowledges that he has been informed by his attorneys of, and he is familiar with, Section 1542 of the Civil Code of the State of California which provides as follows:

      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Noteholder, for himself, his heirs, successors and assigns and for others who may claim through them, expressly waives any and all rights and benefits which he has or may have under Section 1542 of the Civil Code of the State of California to the full extent that he may lawfully waive all such rights and benefits. Noteholder hereby acknowledges that he is aware that he may hereafter discover facts in addition to or different from those which he now knows or believes to be true with respect to the subject matter of this Agreement, but that it is his intention hereby, finally and forever and subject only to the Exclusions to settle and release any and all Claims, disputes and differences, known or unknown, suspected and unsuspected, which do now exist, may hereafter exist or heretofore have existed between him, on the one hand, and those persons or entities released by him on the other hand, and that in furtherance of such intention, the releases are binding and effective notwithstanding the discovery or existence of any such additional or different facts.

      ARTICLE 9. ADDITIONAL PROVISIONS.


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

      9.1. Survival of Representations and Warranties. The representations and warranties in this Agreement shall survive until December 31, 2007. Notwithstanding the foregoing, this Section 9.1 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Closing.

      9.2.  Notices.   All  notices,   requests,   claims,   demands  and  other
communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by reputable overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to Noteholder:         Richard P. Kiphart
                                            William Blair & Co. LLC
                                            222 West Adams Street
                                            Chicago, IL 60606


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

                  If to Company:            Special Committee
                                            Board of Directors
                                            c/o Thomas J. Pernice
                                            Advanced Biotherapy, Inc.
                                            141 West Jackson Blvd.
                                            Chicago, ILL 60604

                  With a copy to:           Joseph A. Bellanti M.D.
                                            6007 Corewood Lane
                                            Bethesda, MD 20816

      9.3. Definitions. For purposes of this Agreement:

      (a) an "affiliate" of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

      (b) "Governmental Entity" means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      (c) "knowledge" means a fact, event, circumstance or occurrence actually known, or that reasonably should have been known by an executive officer of a comparable company with comparable responsibilities by virtue of such responsibilities, by any of the executive officers of the Company or Noteholder, as the case may be;

      (d) "Material Respect" means (i) when used in connection with a representation, warranty, covenant, condition or agreement to be complied with or satisfied by the Company or Noteholder, as the case may be, that is qualified by materiality or by Company Material Adverse Effect, any respect (taking into account such qualifications as to materiality or Company Material Adverse Effect, as the case may be); and (ii) when used in connection with a representation, warranty, covenant, condition or agreement to be complied with or satisfied by the Company or Noteholder, as the case may be, which is not so qualified by materiality or by Company Material Adverse Effect, as the case may be, any material respect. and

      (e) "Person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

      9.4. Interpretation. When a reference is made in this Agreement to a Section, exhibit or schedule, such reference shall be to a Section of, or an exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" and "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."


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

      9.5. Counterparts; Facsimile. This Agreement may be executed in one or more counterparts and via facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      9.6. Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Company Disclosure Schedule and the Noteholder Disclosure Schedule, contains the entire agreement, both written and oral, among the parties with respect to the subject matter of this Agreement and except for the provisions of Sections 1.5, 1.6(iii), 4.2, 4.5, Article VII, Article VIII and this Section 9.6, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

      9.7. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      9.8. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      9.9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      9.10. Amendment. This Agreement may be amended by the parties at any time; provided, however, that this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties, and approved in writing by the Special Committee prior to execution of such amendment by the Company.

      9.11. Extension; Waiver. At any time prior to the Closing, the parties may
(a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing, signed on behalf of such party and approved in writing by the Special Committee prior to the execution of any such instrument by the Company.


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

The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

COMPANY:                                                     NOTEHOLDER:

ADVANCED BIOTHERAPY, INC.


By:/s/ Thomas J. Pernice                               /s/ Richard P. Kiphart
   ---------------------------                         -------------------------
   Thomas J. Pernice,                                  Richard P. Kiphart
   Member of Special Committe
   and Board of Directors


By:/s/ Joseph Bellanti M.D.
   ---------------------------
   Joseph Bellanti, M.D.,
   Member of Special Committee
   and Board of Directors

SPECIAL COMMITTEE:

Read and Approved as to Section 7 only:

/s/ Joseph Bellanti M.D.
-------------------------------------------------
Joseph Bellanti, M.D.

/s/ Keith Gregg
-------------------------------------------------
Keith Gregg

/s/ Thomas J. Pernice
-------------------------------------------------
Thomas J. Pernice


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